UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2021

BLUE RIDGE BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-39165 (Commission File Number)	54-1470908 (I.R.S. Employer Identification No.)
1807 Seminole Trail Charlottesville, Virginia (Address of principal executive offices) 22901 (Zip Code)

Registrant’s telephone number, including area code: (540) 743-6521

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BRBS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 17, 2021, Blue Ridge Bankshares, Inc. (the “Company”) issued a press release announcing that its Board of Directors had approved and declared a three-for-two stock split effected in the form of a 50% stock dividend on its common stock outstanding to shareholders of record as of April 20, 2021 and payable on April 30, 2021. Cash will be paid in lieu of fractional shares based on the closing price of common stock on the record date.

In the press release, the Company also announced a quarterly cash dividend of $0.15 per common share. The cash dividend will be paid on April 30, 2021 to shareholders of record as of April 20, 2021. The cash dividend will be paid on pre-split shares.

A copy of the press release dated March 17, 2021 is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated as of March 17, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.
(Registrant)

Date: March 17, 2021	By:	/s/ Judy C. Gavant
Judy C. Gavant
Executive Vice President and
Chief Financial Officer